UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 23, 2026
Date of Report (date of earliest event reported)
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Vulcan Infrastructure and Power Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	VIP	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Exchange Agreement

On September 23, 2026, Vulcan Infrastructure and Power Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain holders (each, a “Holder” and, collectively, the “Holders”) of the Company’s 8.50% Senior Notes due 2026 (the “2026 Notes”), pursuant to which the Company has agreed to issue to the Holders (i) an aggregate of $2,833,358 in principal amount of 10.00% Senior Notes due 2030 (the “2030 Notes”) and (ii) three-year warrants (the “Warrants”) to purchase an aggregate of 1,000,000 shares of the Company’s Class A common stock at an exercise price of $1.87 per share (the “Warrant Shares”), in exchange for an aggregate of $2,793,150 in principal amount of 2026 Notes and approximately $40,230 in accrued and unpaid interest thereon (the “Exchanges”).

The Exchange Agreement contains customary representations, warranties and agreements by each of the parties, closing conditions and other obligations of the parties. Subject to the satisfaction or waiver of the conditions set forth in the Exchange Agreement, the Company expects the closing of the Exchanges to occur on or about October 1, 2026.

Pursuant to the Exchange Agreement, each Holder has agreed that, for so long as such Holder holds any 2030 Notes issued in the Exchanges, such Holder, together with its affiliates and any other persons whose beneficial ownership would be aggregated with that of the Holder pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, may not (i) acquire any additional 2026 Notes or 2030 Notes (other than the 2030 Notes issued pursuant to the Exchanges) or (ii) acquire beneficial ownership of shares of the Company’s Class A common stock or securities or rights exercisable for, convertible into or exchangeable for shares of the Company’s Class A common stock if, immediately following such acquisition, such persons would beneficially own more than 4.99% of the Company’s then-outstanding Class A common stock. In addition, for so long as a Holder or any of its affiliates owns any portion of a Warrant, such Holder has agreed not to, and to cause its affiliates and accounts over which it or its affiliates exercise investment discretion not to, directly or indirectly effect or agree to effect any short sale of the Company’s Class A common stock or otherwise establish or maintain a net short position in the Company’s Class A common stock.

Pursuant to the Exchange Agreement, the Company has agreed to grant the Holders certain registration rights with respect to the Warrant Shares. If the Company proposes to register shares of its Class A common stock for sale to the public, subject to certain exceptions, the Company will be required to notify the Holders and, upon a Holder’s timely request, use its reasonable best efforts to include the Holder’s Warrant Shares in such registration, subject to customary cutback provisions. In addition, if the Company maintains an effective shelf registration statement available for the resale of Warrant Shares, the Company will, upon a Holder’s request, use its reasonable best efforts to facilitate the resale of such Warrant Shares pursuant to such registration statement, including through a prospectus supplement or post-effective amendment that does not constitute a new registration statement.

Assuming the 2026 Notes and the 2030 Notes constitute securities for U.S. federal income tax purposes, the Company intends to take the position that the Exchanges, including the issuance of the Warrants, qualify as a recapitalization under the Internal Revenue Code, although the matter is not free from doubt and no assurance has or can be given that the Exchanges will so qualify.

Terms of the Warrants

The following is a summary of the material terms and provisions of the Warrants.

Duration and Exercise Price. The Warrants will have an exercise price of $1.87 per share, subject to adjustment as provided therein, and will be exercisable, in whole or in part, from and after the issuance date until the date that is three years following the issuance date. The Warrants will be exercisable only for cash.

Exercise Price and Warrant Share Adjustments. The Warrants will contain customary adjustment provisions with respect to certain corporate actions affecting the Company’s Class A common stock. If the Company pays a stock dividend or distribution in Class A common stock, subdivides or combines its outstanding Class A common stock or reclassifies its Class A common stock into another class of capital stock, the exercise price will be proportionately adjusted and the number of Warrant Shares will be adjusted so that the aggregate exercise price remains unchanged. In the event of a dividend or other distribution of assets or rights to acquire assets to holders of the Company’s Class A common stock, the holder will be entitled to participate in such distribution to the same extent as if such holder had held the Warrant Shares immediately prior to the applicable record date.

Fundamental Transactions. The Warrants will provide that, upon the occurrence of certain fundamental transactions, including a merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets, certain tender or exchange offers, reorganizations, recapitalizations or other business combinations resulting in another person or group acquiring at least 50% of the Company’s outstanding Class A common stock or voting power, the holder will be entitled, upon any subsequent exercise of the Warrant, to receive the securities, cash or other property that the holder would have received had the holder held the applicable number of Warrant Shares immediately prior to such transaction. For certain fundamental transactions, including all-cash transactions, Rule 13e-3 transactions and transactions involving an acquirer whose securities are not traded on a national securities exchange, the holder may require the Company or its successor to purchase the unexercised Warrant for cash at its Black-Scholes value, subject to certain exceptions. In addition, in a fundamental transaction in which the Company is not the surviving entity, any successor entity will be required to assume the Company’s obligations under the Warrants and, at the holder’s option, issue a substantially similar instrument preserving the economic value of the Warrants.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of the Company’s Class A common stock, the holders of the Warrants will not have the rights or privileges of holders of the Company’s Class A common stock, including voting rights, until such holders exercise their Warrants.

Waivers and Amendments. The terms of each Warrant may be amended or waived only by written agreement of both the Company and the applicable holder.

The foregoing descriptions of the Exchange Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable documents. The Exchange Agreement, including the form of Warrant attached as Exhibit A thereto, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of the 2030 Notes

The 2030 Notes to be issued in connection with the Exchanges will be issued under the Indenture, dated as of October 13, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by the Second Supplemental Indenture, dated as of July 21, 2025, copies of which were filed as Exhibits 4.1 and 4.4, respectively, to the Company’s Annual Report on Form 10-K and are incorporated herein by reference. The material terms of the 2030 Notes are described in the Company’s description of securities, filed as Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference.

The Exchange Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of the Exchange Agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s reports and other filings with the Securities and Exchange Commission.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Agreement and the 2030 Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Exchange Agreement, dated as of September 23, 2026, by and among Vulcan Infrastructure and Power Inc. and the holders party thereto (including the form of Class A Common Stock Purchase Warrant as Exhibit A thereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Infrastructure and Power Inc.

By:	/s/ Bachar Mahmoud
Name:	Bachar Mahmoud
Title:	General Counsel and Secretary

Date: September 29, 2026